Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-214207) of our report dated February 16, 2018 included in this Annual Report on Form 10-K of HedgePath Pharmaceuticals, Inc. (the “Company”), relating to the balance sheets of the Company as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

Tampa, Florida

February 16, 2018